UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2011
Penn Millers Holding Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34496	80-0482459

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 North Franklin Street, P.O. Box P Wilkes-Barre, Pennsylvania	18773

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 233-8347
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On November 29, 2011, at a special meeting of shareholders of Penn Millers Holding Corporation (“Penn Millers”), Penn Millers’ shareholders approved the following proposals (with the final results for each proposal set forth below): (1) the proposal to adopt the Agreement and Plan of Merger dated September 7, 2011 by and among Penn Millers, ACE American Insurance Company and Panther Acquisition Corp. (the “Merger Agreement”); and (2) the proposal to approve on a non-binding, advisory basis, the “golden parachute” compensation that may be payable to Penn Millers’ named executive officers in connection with the merger. Because the proposal to adopt the Merger Agreement was approved by the Company’s shareholders at the special meeting, the shareholders did not consider or vote on the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. The proposals are described in Penn Millers’ proxy statement dated as of October 21, 2011 and filed with the Securities and Exchange Commission.
The results of the shareholders’ vote for each of the proposals were as follows:
1. The proposal to adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN
3,528,476	7,407	500
2. The proposal to approve on a non-binding, advisory basis, the “golden parachute” compensation that may be payable to Penn Millers’ named executive officers in connection with the merger.

FOR	AGAINST	ABSTAIN
3,328,893	132,569	74,921
Item 8.01 Other Events.
On November 29, 2011, the Company issued a press release announcing that the Merger Agreement had been adopted by the Company’s shareholders. A copy of Penn Millers’ press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
The Company currently anticipates that the merger will close on November 30, 2011.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release of Penn Millers Holding Corporation, dated November 29, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN MILLERS HOLDING CORPORATION

Dated: November 29, 2011	By:	/s/ Michael O. Banks Michael O. Banks
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Penn Millers Holding Corporation, dated November 29, 2011

4